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                                                                   EXHIBIT 10.15


                                                                       EXECUTION


                        STOCK OPTION AGREEMENT UNDER THE
                    KIRKLAND'S, INC. 1996 EXECUTIVE INCENTIVE
                       AND NON-QUALIFIED STOCK OPTION PLAN

            THIS STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of this llth day of June, 1996, by and among KIRKLAND'S, INC. ("Kirkland's"), each of the other undersigned corporations (such corporations, together with Kirkland's, being herein referred to individually as the "Company" and collectively as the "Companies"), and CARL KIRKLAND (the "Optionee").


                              W I T N E S S E T H:

            WHEREAS, the Companies have agreed to grant to the Optionee options to purchase shares of the Companies, voting common stock, each with a par value $0.01 (the "Common Stock"), subject to the terms of this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

            1. Grant of Option. Subject to the terms and conditions set forth herein, the Companies grant to the Optionee an option (the "Option") to purchase Units equal to an aggregate of two percent (2%) of the Common Stock of each of the Companies (the "Shares"). Based on the capitalization of each of the Companies as of the date hereof, Units representing two percent (2%) of the fully diluted outstanding Common Stock of each Company is represented by 2,381 shares of Common Stock in each Company.

            2. Nature of the Option. The Option is intended to be an "incentive stock option," as that term is described by Section 422 of the Internal Revenue Code of 1986, as amended.


            3. Exercise Price. The exercise price shall be forty-five cents ($0.45) per Unit. Payment of the aggregate exercise price shall entitle the Optionee to receive the Aggregate Number of shares of Common Stock in each of the Companies. The aggregate exercise price shall be allocated among the Companies according to their Percentage Values.


            4. Exercise of Option. The Option shall be exercisable during its term only in accordance with the terms and provisions of this Agreement as follows:

                  (a) Right to Exercise. The Option shall vest and be exercisable as follows:
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                        (1) The Option shall become 100% vested 24 hours prior
to the closing of an Asset Sale, Public offering, or Stock Sale, Provided that such vesting shall occur only if optionee shall have been employed by the Companies at anytime within the three (3) month period prior to such event, or, if within the twelve (12) months prior to such event, optionee shall have died or become disabled while employed by the Companies. If not exercised at or in connection with such closing of the Asset Sale, Public Offering or Stock Sale, the Option shall terminate immediately following such closing; provided that if all Shareholders do not sell their Common Stock in the Public Offering or Stock Sale, the Option will remain exercisable in accordance with the terms of the Option Plan.

                        (2) The Option shall be exercisable in whole and not in part.

                        (3) The Option may be terminated at any time by agreement between the Optionee and the Companies.

                        (4) The Option shall terminate upon the closing of an initial public offering of Common Stock that does not qualify as a Public Offering as defined herein.

                  (b) Method of Exercise. The Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which this option is being exercised and such other representations and agreements as to the Optionees investment intent with respect to such interest as may be required by the Companies hereunder. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chairman of the Board or such other person as may be designated by the Board. The written notice shall be accompanied by payment of the purchase price. Payment of the purchase price shall be by check or such other consideration or method of payment as may be authorized by the Board.

                  (c) Restrictions on Exercise. The option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Option, the Companies may require the optionee to enter into a Stock Purchase Agreement and to make any representation and warranty to the Companies as may be required by or advisable under any applicable law or regulation or as may be reasonably requested by the Board.

                  (d) Shareholders Agreement. The shares of Common Stock purchased upon exercise of the Option shall be subject to the terms and conditions of the Shareholders Agreement.


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            5. Anti-Dilution Adjustments to Aggregate Number. Under certain conditions, the Aggregate Number is subject to adjustment as set forth herein. The Aggregate Number shall be subject to adjustment from time to time as follows and thereafter as adjusted shall be deemed to be the Aggregate Number hereunder.

                  (a) In case at any time or from time to time any of the Companies shall:

                        (1) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock;

                        (2) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

                        (3) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock;

then the Aggregate Number in effect immediately prior thereto shall be adjusted so that the Optionee shall thereafter be entitled to receive, upon exercise of the Option, the number of shares of Common Stock that such holder would have been entitled to receive after the occurrence of such event had the option been exercised immediately prior to the occurrence of such event.

                  (b) In case at any time or from time to time any of the Companies shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution (collectively, a "Distribution") of:

                        (4) cash (other than dividends payable out of earnings or any surplus legally available for the payment of dividends under the laws of the states of incorporation of the Companies),

                        (5) any evidences of its indebtedness, any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash), or

                        (6) any options or warrants or other rights to subscribe for or purchase any of the following: any evidences of its indebtedness (other than Convertible Securities), any shares of its capital stock (other than additional shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever, then the Optionee shall be entitled to receive upon the exercise of the Option at any time on or after the taking of such record the number of shares of Common Stock to be received upon exercise of the Option determined as stated herein and, in addition and without further payment,


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the cash, stock, securities, other property, options, warrants and/or other rights to which the optionee would have been entitled by way of the Distribution and subsequent dividends and distributions if such holder (x) had exercised the Option immediately prior to such Distribution, and (y) had retained the Distribution in respect of the Common Stock and all subsequent dividends and distributions of any nature whatsoever in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock. A reclassification of the Common Stock into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Companies to the holders of the Common Stock of such shares of such other class of stock within the meaning of this paragraph (b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such event shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of paragraph (a) of this Section 5.

                  (c) In case at any time or from time to time prior to a public offering of Common Stock, any of the Companies shall (except as hereinafter provided) issue or sell any additional shares of Common Stock at a price per share which is less than the Fair Market Value Per Share, then the Aggregate Number in effect immediately prior thereto shall be adjusted immediately so that the Aggregate Number thereafter shall be an amount equal to the product of (x) the percentage represented by the fraction, the numerator of which is such Aggregate Number in effect immediately prior to such issuance or sale and the denominator of which is the total outstanding shares of Fully Diluted Common Stock (as calculated immediately before such issuance or sale) and (y) the total number of shares of Fully Diluted Common Stock (as calculated immediately after such issuance or sale). The provisions of this paragraph (c) shall not apply to any issuance of additional shares of Common Stock for which an adjustment is provided under Section 5(a). No adjustment of the Aggregate Number shall be made under this Section 5(c) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any options or Warrants, or upon exercise of any warrants or other subscription or purchase rights if an adjustment shall previously have been made (or if no adjustment shall have been required) upon issuance of such warrants or other rights pursuant to Section 5(d).

                  (d) In case at any time or from time to time prior to an initial public offering of Common Stock, the Companies shall (except as hereinafter provided) take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner issue or sell, any warrants or other rights to subscribe for or purchase (x) any shares of Common Stock or (y) any Convertible Securities, whether or not the rights to subscribe, purchase, exchange or convert thereunder are immediately exercisable, at a purchase price per share of Common Stock which is less than the Fair Market Value Per Share, then the Aggregate Number in effect immediately prior thereto shall be adjusted immediately so that the Aggregate Number thereafter shall be an amount equal to the product of (x) the percentage represented by the fraction, the numerator of which is such Aggregate Number in effect immediately prior to such distribution, issuance or sale and the denominator of which is the total outstanding shares of Fully Diluted Common Stock (as calculated immediately before such distribution, issuance or


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sale) and (y) the total number of shares of Fully Diluted Common Stock outstanding (as calculated immediately after such issuance or sale).

                  (e) In case at any time or from time to time prior to an initial public offering of Common Stock, the Companies shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner issue or sell, Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, at an exercise price per share of Common Stock which is less than the Fair Market Value Per Share, then the Aggregate Number in effect immediately prior thereto shall be adjusted immediately so that the Aggregate Number thereafter shall be an amount equal to the product of (x) the percentage represented by the fraction, the numerator of which is such Aggregate Number in effect prior to such issuance or sale and the denominator of which is the total outstanding shares of Fully Diluted Common Stock (as calculated immediately before such issuance or sale) and (y) the total number of shares of Fully Diluted Common Stock outstanding (as calculated immediately after such issuance or sale). No adjustment of the Aggregate Number shall be made under this Section 5(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights if an adjustment shall previously have been made or if no such adjustment shall have been required upon the issuance of such warrants or other rights pursuant to
Section 5(e).

                  (f) Upon the expiration or termination of any of the Warrants, the Aggregate Number in effect prior to the expiration or termination of any such Warrants shall be adjusted immediately so that the Aggregate Number in effect immediately after such expiration or termination shall be an amount equal to the product of (x) the percentage represented by the fraction, the numerator of which is such Aggregate Number in effect prior to such expiration or termination and the denominator of which is the total outstanding shares of Fully Diluted Common Stock (as calculated immediately before such expiration or termination) and (y) the total number of shares of Fully Diluted Common Stock outstanding (as calculated immediately after such expiration or termination).

                  (g) The following provisions shall be applicable to the making of adjustments of the Aggregate Number hereinbefore provided for in this Section 5:

                        (7) The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Companies (also referred to as treasury stock) shall be deemed an issuance thereof for purposes of this Section 5.

                        (8) The adjustments required by the preceding paragraphs of this Section 5 shall be made whenever and, as often as any specified event requiring an adjustment shall occur, except as expressly provided herein. For purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.


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                        (9) In computing adjustments under this Section 5,
fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (.001) of a share and shall be aggregated until they equal one whole share.

                        (10) If any of the Companies shall take a record of the holders of the Common Stock for the purpose of entitling them to receive a dividend, distribution, warrant or subscription or purchase rights under Sections 5(a) through 5(e) hereof, but abandon its plan to pay or deliver such dividend, distribution, warrants, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                        (11) Notwithstanding anything herein to the contrary, no adjustment shall be made to the Aggregate Number as a result of the issuance of
(A) options similar to the Option granted pursuant to similar option agreements dated the date hereof among the Companies and other management shareholders of the Companies, or (B) shares of Common Stock issued upon exercise of such other similar options, or (C) shares of Common Stock issued upon conversion of the Warrants.

                        (12) Upon the expiration or termination of any of the warrants or other rights or options referred to in Section 5(d) above or the Convertible Securities referred to in Section 5(e) above, the Aggregate Number after the expiration or termination of any such warrants, rights, options or Convertible Securities, the issuance of which caused an adjustment to the Aggregate Number, shall be readjusted to such Aggregate Number as would have been obtained had the adjustment made upon the issuance of such warrants, rights, options or Convertible Securities, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such warrants, options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                        (13) For purposes of Sections 5(c), (d) and (e) hereof, the date as of which the applicable Fair Market Value Per Share shall be computed shall be the date of actual issuance of such additional shares of Common Stock, warrants or Convertible Securities, as applicable.

                        (14) The consideration for any additional shares of Common Stock issuable pursuant to any options, warrants or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Companies for issuing such options, warrants or other rights, plus the additional consideration payable to the Companies upon the exercise of such options, warrants or other rights. The consideration for any additional shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Companies for issuing any options, warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Companies in respect of the subscription for or purchase of such Convertible


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Securities, plus the additional consideration, if any, payable to the Companies upon the exercise of the right of conversion, exercise or exchange of such Convertible Securities. In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Companies shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (h) If any event occurs as to which the other provisions of this Section 5 are not strictly applicable but the lack of any provision for the exercise of the rights of a holder of Options would not fairly protect the purchase rights of such holder in accordance with the essential intent and principles of such provisions, or, if strictly applicable, would not fairly protect the conversion rights of such holder in accordance with the essential intent and principles of such provisions, then the Companies shall appoint a firm of independent certified public accountants in the United States (which may be the regular auditors of the Companies) of recognized national standing in the United States, which shall give their opinion as to the adjustments, if any, necessary to preserve, without dilution, on a basis consistent with the essential intent and principles established in the other provisions of this
Section 5, the exercise rights of the optionee. Upon receipt of such opinion, the Companies shall forthwith make the adjustments described therein.

                  (i) Within forty-five (45) days after the end of each fiscal quarter during which an event - occurred that resulted in an adjustment pursuant to this Section 5, and at any time upon the request of the optionee, the Companies shall cause to be promptly mailed to the Optionee by first-class mail, postage prepaid, notice of each adjustment or adjustments to the Aggregate Number effected since the date of the last such notice and a certificate of Kirkland's Chief Financial Officer or, in the case of any such notice delivered within forty-five (45) days after the end of a fiscal year, a firm of independent public accountants in the United States selected by the Companies (who may be the regular accountants employed by the Companies), in each case, setting forth the Aggregate Number after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made. The fees and expenses of such accountants shall be paid by the Companies.

                  (j) The occurrence of a single event shall not trigger an adjustment of the Aggregate Number under more than one paragraph of this Section 5.

                  (k) The expiration or other termination of any of the Warrants shall trigger an adjustment to the Aggregate Number so that the Aggregate Number after such adjustment is the same as it would have been had the initial Aggregate Number set forth in Section 1 hereof been calculated without taking such expired or terminated Warrants into account.


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                  (l) No adjustment shall be made to the Aggregate Number upon issuance of Employee Options, Warrants or Contingent Warrants, or the issuance of Common Stock upon exercise thereof.

                  (m) Notwithstanding any provision to the contrary herein, any combination or consolidation of the Companies or any transfer of shares permitted under Section 2 of the Stockholders Agreement, in either case, which does not materially alter the aggregate ultimate ownership of the Companies shall. not constitute an Asset Sale or Stock Sale as defined in Section 9 hereof. In the event of any such combination or consolidation, this Option shall be exercisable into the same number of shares of Common Stock of such combined or consolidated Company as the number of shares of Common Stock of each of the Companies into which it was exercisable immediately prior to such combination or consolidation.

            6. Investment Representations. Unless the Shares have been registered under the Act, in connection with the acquisition of this option, the optionee represents and warrants as follows:

                  (a) The Optionee is acquiring this Option, and upon exercise of this option, he will be acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, except as may be specifically contemplated and disclosed in the context of the Asset Sale, Public Offering or Stock Sale which triggers exercisability of the Option.

                  (b) The Optionee has a preexisting business or personal relationship with the Companies and by reason of his business or financial experience, has, and could reasonably be assumed to have, the capacity to protect his interests in connection with the acquisition of this Option and the Shares.

            7. Non-Transferability of Option. This Option may not be sold, pledged (except pursuant to the Management Pledge Agreement executed by Optionee in favor of The First National Bank of Boston, as Administrative Agent and dated on or about the date hereof), assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the optionee only by such Optionee or, in the event of his disability by his personal representative. Subject to the foregoing, the terms of this option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

            8. Ability to Restructure. The existence of the Option shall not affect in any way the right or power of the Companies or their Shareholders to make or authorize any or all adjustments, recapitalizations, organizations or other changes in the Companies, capital structure or its business, or any merger or consolidation of the Companies, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Companies, or any sale or transfer of all or any


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
part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

            9. Definitions. Terms not otherwise defined in this Agreement shall have the following respective meanings:

                  (a) "Act" means the Securities Act of 1933, as amended.

                  (b) "Aggregate Number" means the number of shares of Common Stock issuable by each of the Companies upon exercise of the Option (whether or not then vested), as such number may be adjusted from time to time pursuant to
Section 5 hereof. The initial Aggregate Number is the number of shares identified in Section 1 hereof.

                  (c) "Asset Sale" means the sale of all or a majority in value of the Companies, assets and the subsequent liquidation or dissolution of the Companies, if as a result of such events, the Shareholders shall have realized a Rate of Return of at least thirty-five (35%) percent on their Equity, after taking into account the amount and timing of all capital contributions (and distributions) to (from) the Companies by (to) the Shareholders.

                  (d) "Board" means the Board of Directors of Kirkland's.

                  (e) "Contingent Warrants" means warrants for up to three and one-half percent (3.5%) of the Common Stock issued to the holders of the Mezzanine Debt (as defined in the Recapitalization Agreement) and exercisable only if certain conditions (as set forth therein) occur.

                  (f) "Convertible Securities" means securities convertible into or exchangeable for shares of Common Stock.

                  (g) "Employee Options" means options to purchase Common Stock granted pursuant to the Option Plan.

                  (h) "Equity" means all initial capital contributed to the Companies by the Shareholders as of the date hereof, including in the form of continuing ownership, as well as subsequent capital contributions by the Shareholders. For all purposes hereof (i) the Equity shall be considered to have a value of Forty-Five Million Dollars ($45,000,000) as of the date hereof, (ii) shares of capital stock shall be valued without regard to voting rights, and
(iii) Class C Preferred Stock shall not be considered Equity.

                  (i) "Fair Market Value Per Share" means the fair market value per share of Common Stock (which shall be determined without regard to voting rights) as determined by the Board or the Option Committee of the Board.


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                  (j) "Fully Diluted Common Stock" means shares of Common Stock assuming exercise of the Management Options and all of the Warrants, and conversion, exercise or exchange of all other securities then outstanding and convertible, exercisable or exchangeable into shares of Common Stock.

                  (k) "Option Plan" shall mean the Kirkland's Inc. 1996 Executive Incentive and Non-Qualified Stock Option Plan.

                  (l) "Management Letter" means that certain letter agreement among Optionee and the Companies dated the date hereof and relating to employment of Optionee by the Companies.

                  (m) "Management Options" means this option and all similar options granted to the other Management Shareholders (as such term is defined in the Recapitalization Agreement).

                  (n) "Percentage Value" means the value of a Company expressed as a percentage of the aggregate values of all of the Companies. The Percentage Values shall be those set forth on Schedule 1P to the Recapitalization Agreement.

                  (o) "Person" shall mean an individual, a sole proprietorship, a corporation, a partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

                  (p) "Public Offering" means the sale of shares of the Companies' capital stock in a registered underwritten public offering, if the Shareholders then realize (or are treated as realizing pursuant to the definition of "Rate of Return") a Rate of Return of at least thirty-five percent (35%) on their Equity, after taking into account the amount and timing of all capital contributions (and distributions) to (from) the Companies by (to) the Shareholders.

                  (q) "Rate of Return" shall mean the internal rate of return for the investment by the Shareholders in the Equity. Rate of Return shall be calculated based on the following: (i) in the context of an Asset Sale, the distributions to the Shareholders resulting from the Asset Sale; (ii) in the context of a Public offering, the amount that would be realized by the Shareholders if all Shareholders then sold their Common Stock and Class A Preferred Stock and Class B Preferred Stock and realized (A) for their Common Stock the price per share at which Common Stock is sold in the Public Offering (before commissions but after other transaction expenses), and (B) for their Class A Preferred Stock or Class B Preferred Stock, its aggregate stated value plus all accrued and unpaid dividends; and (iii) in the context of a Stock Sale, the amount actually realized by the Shareholders in the Stock Sale, or the amount that would be realized if (A) all-Shareholders were selling Common Stock at the same price per share of Common Stock as the selling Shareholders realize in the Stock Sale (before commissions but


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
after other transaction expenses), and (B) all Shareholders were selling Class A Preferred Stock and Class B Preferred Stock for its aggregate stated value plus all accrued and unpaid dividends.

                  (r) "Recapitalization Agreement" means the Recapitalization Agreement among the Companies, Kirkland Holdings L.L.C., the Optionee and the other management shareholders of the Companies dated the date hereof.

                  (s) "Shareholders" means the holders of Common Stock from time to time outstanding.

                  (t) "Shareholders Agreement" means that certain Shareholders Agreement dated the date hereof among the Companies, the holders of their Capital Stock and the holders of warrants for their Common Stock.

                  (u) "Stock Sale" means the acquisition of more than fifty percent (50%) of the outstanding shares of common stock of Companies representing a majority of the Percentage Values by a Person or group of Persons (other than non-cash sales or exchanges of Common Stock among the Shareholders of the Companies), if as a result of such event, the Shareholders would have realized (or be treated as having realized pursuant to the definition of "Rate of Return") a Rate of Return of at least thirty-five (35%) percent on their Equity, after taking into account the amount and timing of all capital contributions (and distributions) to (from) the Companies by (to) the Shareholders.

                  (v) "Unit" shall mean one share of Common Stock in each of the Companies.

                  (w) "Warrants" means the warrants for ten percent (10%) of the Common Stock issued to the holders of the Mezzanine Debt (as defined in the Recapitalization Agreement) on the date hereof.

            10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee.

            11. Entire Agreement. This Agreement, together with .the Management Letter and the Recapitalization Agreement, and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

            12. Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto.

            13. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and (i) sent by overnight courier, (ii) mailed by certified or registered mail, return receipt requested or (iii) sent by telecopier, addressed to the addresses of


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
the parties set forth herein (and, in the case of any of the Companies, with a copy to Pepper, Hamilton:& Scheetz, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, Attention: Cary S. Levinson, Esquire); or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

            14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision' or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

            IN WITNESS WHEREOF, the Companies have caused this instrument to be executed by their duly authorized representative, and the Optionee has hereunto affixed his hand and seal, the day and year first above written.


                                        /s/ Carl Kirkland
                                        CARL KIRKLAND


ATTEST                                  KIRKLAND'S, INC.


By: /s/ Robert Alderson                 By: /s/ Carl Kirkland
   ----------------------------------      ----------------------------------
    Title: Vice President & Secretary       Title: President


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#     Corporate Name
-     --------------

101   Kirkland's of Carolina, Inc.
102   Kirkland's of Charlotte, Eastland Mall, Inc.
103   Kirkland's of Tennessee, Inc.
104   K. C. Corp. Inc.
107   Kirkland's of Greensboro, Four Seasons  Mall, Inc.
109   Kirkland's of Fayetteville, Cross Creek Mall,  Inc.
110   Kirkland's of Wilmington, Independence  Mall, Inc.
111   Kirkland's III, Jackson-Metro Center, Inc.
114   Kirkland's of Memphis, Tennessee, Laurelwood Shopping Center, Inc.
115   Kirkland's of Ridgeland, Mississippi, Northpark Mall, Inc.
116   Kirkland's of Knoxville, East Towne Mall, Inc.
117   Kirkland's of Huntsville, Madison Square  Mall, Inc.
118   Kirkland's of Valley View Mall, Roanoke,  VA, Inc.
119   Kirkland's of Nashville, Hickory Hollow  Mall, Inc.
120   Kirkland's of Birmingham, Riverchase Galleria, Inc.
122   Kirkland's of BriarCliffe Mall, Myrtle Beach, South Carolina, Inc.
123   Kirkland's of Pecanland Mall, Monroe, LA, Inc.
125   Kirkland's of Towne Center at Cobb, Atlanta, GA, Inc.
126   Kirkland's of Gwinnett Place, Atlanta,  GA,  Inc.
127   Kirkland's of Rivergate Mall, Nashville,  TN,  Inc.
128   Kirkland's of Peachtree Mall, Columbus,  GA,  Inc.
129   Kirkland's of Cumberland Mall, Atlanta,  GA,  Inc.
130   Kirkland's of Hamilton Place Mall, Chattanooga, TN, Inc.
131   Kirkland's of Houston Galleria, Houston,  TX,  Inc.
132   Kirkland's of Mall of Memphis, Memphis,  TN,  Inc.
134   Kirkland's of Woodland Hills Mall, Tulsa,  OK,  Inc.
135   Kirkland's of Dayton Mall, Dayton, OH, Inc.
136   Kirkland's of Oxmoor Center, Louisville,  KY,  Inc.
137   Kirkland's of South Square Mall, Durham,  NC,  Inc.
138   Kirkland's of Valley View Center, Dallas,  TX,  Inc.
139   Kirkland's of Chesterfield Towne Center, Richmond, VA, Inc.
140   Kirkland's of Park Plaza, Little Rock,  AR,  Inc.
141   Kirkland's of Montgomery Mall, Montgomery,  AL,  Inc.
142   Kirkland's of Southlake Mall, Atlanta,  GA,  Inc.
143   Kirkland's of Southpark Mall, Richmond,  VA,  Inc.
144   Kirkland's of Eastland Mall, Evansville,  IN,  Inc.
145   Kirkland's of Fayette Mall, Lexington,  KY,  Inc.
146   Kirkland's of Hickory Ridge Mall, Memphis,  TN,  Inc.
148   Kirkland's of Regency Square Mall, Jacksonville, FL, Inc.
149   Kirkland's of McCain Mall, Little Rock,  AR,  Inc.
150   Kirkland's of River Ridge Mall, Lynchburg,  VA,  Inc.

151   Kirkland's of Bel Air Mall, Mobile, AL, Inc.
152   Kirkland's of The Mall at Barnes Crossing, Tupelo, MS, Inc.
153   Kirkland's of Cortana Mall, Baton Rouge,  LA,  Inc.
154   Kirkland's of Bellevue Center, Nashville,  TN,  Inc.
155   Kirkland's of Tri-County Mall, Cincinnati,  OH,  Inc.
156   Kirkland's of The Mall of the Avenues, Jacksonville, FL, Inc.
157   Kirkland's of Eastwood Mall, Birmingham,  AL,  Inc.
158   Kirkland's of Lakeside Mall, New Orleans, LA,  Inc.
159   Kirkland's of Carolina Place, Charlotte, N.C.,  Inc.
160   Kirkland's of Cary Village Mall, Raleigh, N.C.,  Inc.
161   Kirkland's of Cool Springs Galleria, Nashville, TN, Inc.
162   Kirkland's of Kenwood Towne Centre, Cincinnati, OH, Inc.
163   Kirkland's of St. Louis Galleria, St. Louis, MO, Inc.
164   Kirkland's of Wiregrass Commons Mall, Dothan, AL, Inc.
165   Kirkland's of Regency Mall, Richmond, VA, Inc.'
166   Kirkland's of Florence, Florence, KY, Inc.
167   Kirkland's of Acadiana Mall, Lafayette, LA, Inc.
168   Kirkland's of Padre Staples Mall, Corpus Christi, TX, Inc.
169   Kirkland's of Belden Village, Canton, OH,  Inc.
170   Kirkland's of West Oaks Mall, Houston, TX, Inc.
171   Kirkland's of Charleston Town Center, Charleston,  W.
172   Kirkland's of Crestwood Plaza, St. Louis, MO,  Inc.
173   Kirkland's of White Marsh Mall, Baltimore, MD,  Inc.
174   Kirkland's of Collin Creek Mall, Dallas, TX, Inc.
175   Kirkland's of Baybrook Mall, Houston, TX,  Inc.
176   Kirkland's of Governor's Square Mall, Tallahassee, FL, Inc.
178   Kirkland's of Barton Creek Mall, Austin, TX, 'Inc.
179   Kirkland's of Highland Mall, Austin, TX, Inc.
180   Kirkland's of Battlefield Mall, Springfield, MO, Inc.
181   Kirkland's of Penn Square Mall, Oklahoma City,, OK, Inc.
182   Kirkland's of Oak Park Mall, Kansas City, KS,  Inc.
183   Kirkland's of Mall St. Vincent, Shreveport, LA,  Inc.
184   Kirkland's of Owings Mills Mall, Baltimore, MD,  Inc.
185   Kirkland's of Oakwood Center, New Orleans, LA,  Inc.
186   Kirkland's of The Mall at Johnson City, Johnson City, TN, Inc.
187   Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc.
188   Kirkland's of North Pointe Mall, Atlanta, GA,  Inc.
189   Kirkland's of Northpark Mall, Joplin, MO,  Inc.
190   Kirkland's of Orlando Fashion Square, Orlando, FL, Inc.
191   Kirkland's of The Mall at Fairfield Commons, Dayton, OH, Inc.
192   Kirkland's of St. Charles Towne Center, Waldorf, MD Inc.
193   Kirkland's of Regency Mall, Florence, AL,  Inc.
194   Kirkland's of South Plains Mall, Lubbock, TX,  Inc.

195   Kirkland's of The Parks at Arlington, Ft. Worth, TX, Inc.
196   Kirkland's of Parma Town Mall, Cleveland, OH,  Inc.
197   Kirkland's of St. Clair Square, St. Louis, MO,  Inc.
198   Kirkland's of Turtle Creek Mall, Hattiesburg, MS, Inc.
199   Kirkland's of The Woodlands, Houston, TX,  Inc.
200   Kirkland's of Brandon Town Center, Tampa, FL,  Inc.
201   Kirkland's of Memorial City Mall, Houston, TX,  Inc.
202   Kirkland's of University Mall, Tuscaloosa, AL,  Inc.
203   Kirkland's of Santa Rosa Mall, Fort Walton, FL,  Inc.
204   Kirkland's of Panama City Mall, Panama City, FL, Inc.
205   Kirkland's of Town East Mall, Mesquite, TX, Inc.
206   Kirkland's of Kentucky Oaks Mall, Paducah, KY, Inc.
207   Kirkland's of Crabtree Valley Mall, Raleigh, N.C., Inc.
208   Kirkland's of Oak Hollow Mall, High Point, N.C., Inc.
209   Kirkland's of Fox Valley Mall, Chicago, IL, Inc.
210   Kirkland's of Hawthorne Mall, Chicago, IL, Inc.
211   Kirkland's of Stratford Square, Chicago, IL, Inc.
212   Kirkland's of Orland Square, Chicago, IL, Inc.
214   Kirkland's of Coastland Mall, Naples, FL, Inc.
215   Kirkland's of Edgewater Mall, Biloxi, MS, Inc.
216   Kirkland's of Town Center Plaza, Kansas City, KS, Inc.
217   Kirkland's of Castleton Square, Indianapolis, IN., Inc.
218   Kirkland's of Cordova Mall, Pensacola, FL, Inc.
219   Kirkland's of University Park, South Bend, IN, Inc.
220   Kirkland's of Westgate Mall, Amarillo, TX, Inc.
221   Kirkland's of Westgate Mall, Spartanburg, SC, Inc.
222   Kirkland's of Meridian Mall, Lansing, MI, Inc.
223   Kirkland's of Cottonwood Mall, Albuquerque, NM, Inc.
224   Kirkland's of University Mall, Tampa, FL, Inc.


                                       By: /s/ Carl Kirkland
                                          -------------------------------
                                       Title: President

ATTEST:

By: /s/ Robert Alderson
   -------------------------------
Title: Vice President & Secretary